Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

GSE Systems, Inc.
Sykesville, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-212241, 333-183427, 333-150249 and 333-138702) of GSE Systems, Inc. of our report dated March 15, 2018, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
McLean, Virginia
March 15, 2018